 Exhibit (a)(1)(D)
Offer to Purchase
All Outstanding Shares of Common Stock
of
Tourmaline Bio, Inc.
at
$48.00 per share in cash
Pursuant to the Offer to Purchase dated September 29, 2025
by
Torino Merger Sub Inc.
an indirect wholly owned subsidiary of
Novartis AG
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON OCTOBER 27, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
September 29, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated September 29, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) in connection with the offer by Torino Merger Sub Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Tourmaline Bio, Inc., a Delaware corporation (“Tourmaline”), at a price of $48.00 per Share, in cash, without interest and subject to any withholding of taxes required by applicable legal requirements (or any greater amount per Share that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”).
Also enclosed is Tourmaline’s Solicitation/Recommendation Statement on Schedule 14D-9. The Board of Directors of Tourmaline unanimously recommends that you tender all of your Shares in the Offer.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The offer price for the Offer is $48.00 per Share, in cash, without interest and subject to any withholding of taxes required by applicable legal requirements.
2.   The Offer is being made for all outstanding Shares.
3.   The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 8, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Tourmaline, Parent and Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into Tourmaline in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with Tourmaline continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Parent (the “Merger” and together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”).
4.   Tourmaline’s board of directors has unanimously (i) determined that the Merger Agreement and the consummation of the Transactions are advisable, fair to and in the best interests of, Tourmaline and its stockholders, (ii) determined that the Merger shall be governed and effected in accordance with Section 251(h) of the DGCL, (iii) authorized and approved the execution, delivery and performance by Tourmaline of the Merger Agreement and the consummation of the Transactions, and (iv) resolved to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.
5.   The Offer and withdrawal rights will expire at one minute following 11:59 P.M., Eastern Time, on October 27, 2025, unless the Offer is extended or earlier terminated.
6.   The Offer is not subject to a financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, blue sky or other valid laws of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
Tourmaline Bio, Inc.
at
$48.00 per share in cash
Pursuant to the Offer to Purchase dated September 29, 2025
by
Torino Merger Sub Inc.
an indirect wholly owned subsidiary of
Novartis AG
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 29, 2025, and the related Letter of Transmittal, in connection with the offer by Torino Merger Sub Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Tourmaline Bio, Inc., a Delaware corporation (“Tourmaline”), at a price of $48.00 per Share, in cash, without interest and subject to any withholding of taxes required by applicable legal requirements (or any greater amount per Share that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”). Such offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) which, together with the Offer to Purchase, collectively constitute the “Offer.”
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by Purchaser and such determination will be final and binding, subject to any judgment of any court of competent jurisdiction.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
NUMBER OF SHARES TO BE TENDERED:		SIGN HERE
	Shares	Signature(s)
Please Type or Print Name(s)
Dated:		Address
Account number:		Area Code and Telephone Number
Tax Identification Number or Social Security Number
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.